EXHIBIT 99.1
    NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD HOSPITALITY TRUST PROVIDES UPDATE ON
CONVERSION OF CROWNE PLAZA LA CONCHA KEY WEST TO MARRIOTT’S AUTOGRAPH COLLECTION

DALLAS – August 21, 2023 – Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) today announced that its Crowne Plaza La Concha Hotel in Key West, Florida (the “Hotel”) is on track to convert to a Marriott Autograph Collection® property in 2024 at which time it will be rebranded to Autograph La Concha. Marriott’s Autograph Collection Hotels feature a diverse portfolio of approximately 200 independent hotels around the world that reflect a unique vision, design, and environment.

The conversion of this iconic Key West hotel to an Autograph Collection property will occur upon the completion of a $35 million renovation or Property Improvement Plan (“PIP”).

The planned conversion will create a distinctive theme and style for the Hotel that is commensurate with the upper-upscale/luxury Autograph product. The PIP scope includes transforming the lobby, bar, and restaurant, as well as upgrading the exterior, guestrooms, guest bathrooms, corridors, pool, and meeting space. As part of the renovation, the previously underutilized spa will be converted into premium roof-top suites.

The Company believes that post-conversion, the new Autograph La Concha property could achieve a 20% to 30% RevPAR premium compared to pre-conversion, and Remington Hospitality will continue to be the property manager.

“Ideally located in Old Town Key West, the transformation of this landmark hotel to an Autograph Collection property is expected to elevate the property into a desirable niche in the high-barrier-to-entry, high-RevPAR Key West market,” commented Rob Hays, Ashford Trust’s President and Chief Executive Officer. “We remain focused on maximizing the value of our assets and look forward to realizing an enhanced financial performance from this property post conversion.”

The 160-room Hotel is situated on Duval Street in the heart of Old Town Key West and is within walking distance of major attractions, shopping, entertainment, and nightlife. It is also centrally located near numerous water-sport opportunities including exceptional beaches, diving, and snorkeling. Near-by attractions include Mallory Square, The Hemingway Home and Museum, Truman Little White House, and Mel Fisher Maritime Museum. Many notable guests have stayed at the landmark hotel over the years, including literary legends and dignitaries like Ernest Hemingway, Tennessee Williams, and Harry Truman.

A unique and historic property, developer Carl Aubuchon opened this luxury hotel in 1926 - the first of its kind on Key West. The hotel was considered to be the height of elegance and modern convenience, boasting marble floors, private baths, luxurious décor, and sweeping ocean views.
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Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing predominantly in upper upscale, full-service hotels.

Forward-Looking Statements
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the rebranding of the Hotel to Autograph La Concha, execution and completion of the Project Improvement Plan, post-conversion RevPAR premiums and the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Trust’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: our ability to increase revenue at our properties; our ability to repay, refinance, or restructure our debt and the debt of certain of our subsidiaries; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our operations and business; general volatility of the capital markets and the market price of our common stock and preferred stock; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the markets in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford Trust’s filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks when you make an investment decision concerning our securities. Investors should not place undue reliance on these forward-looking statements. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations, or otherwise, except to the extent required by law.
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